Exhibit 99.1

Varian Reports Results for Third Quarter of Fiscal Year 2020

Cancels Upcoming Third Quarter Conference Call in Light of Pending Transaction with Siemens Healthineers

PALO ALTO, Calif., Aug. 2, 2020 /PRNewswire/ --

Third Quarter 2020 Summary

•	Operating performance reflects a full quarter of COVID-19 impact across all geographies

•	Oncology Systems gross orders down 14% in dollars and in constant currency in the quarter; trailing twelve months gross orders grew 1% in dollars and in constant currency

•	7 EthosTM orders received, including 5 in North America and 2 in Europe, bringing total orders since launch to 38 units

•	Total company revenues down 16% in dollars and 15% in constant currency, to $694 million; organic revenues down 19%(1)

•	GAAP operating earnings grew 11% at 8.6% of revenues; non-GAAP operating earnings declined 32% at 14.1% of revenues

•	GAAP net earnings per diluted share of $0.67; non-GAAP net earnings per diluted share of $0.78

(1) Excludes the year-over-year impact of foreign exchange rates and growth from CTSI and Interventional Solutions businesses

Varian (NYSE: VAR) today announced its third quarter fiscal year 2020 results.

"I am proud of the team's execution during the quarter, especially given the challenging operating backdrop created by the pandemic," said Dow Wilson, President and Chief Executive Officer of Varian.  "Our continued investments in our strategic enablers, combined with our strong financial standing, position us well to exit the pandemic stronger, and extend our global leadership in oncology. In addition, we are pleased to announce a transaction with Siemens Healthineers – delivering immediate and compelling value to our shareholders, while bringing us even closer to realizing our transformative vision. Our innovative and patient-centric culture has enabled us to become an iconic leader in radiotherapy and multi-disciplinary cancer care, with a trusted global brand and strong customer loyalty. We are thrilled to partner with Siemens Healthineers to extend our renowned customer care, serving clinicians and patients from the very first stage in the fight against cancer."

Summary

(Dollars and shares in millions, except per share amounts)	Q3 2020	Q3 2019	Y/Y	Q3 FY20 YTD	Q3 FY19 YTD	Y/Y
Revenues	$694.3	$825.8	(16)%	$2,317.7	$2,346.2	(1)%
Gross margin as a percentage of revenues	43.0%	42.5%	50 bps	43.3%	42.0%	130 bps
GAAP net earnings attributable to Varian	$61.2	$29.4	109%	$192.6	$221.2	(13)%
GAAP net earnings per share - diluted	$0.67	$0.32	110%	$2.11	$2.41	(12)%
Net cash provided by operating activities	$83.0	$126.5	(34)%	$217.5	$254.0	(14)%
Non-GAAP net earnings attributable to Varian (1)	$70.8	$120.8	(41)%	$255.0	$314.3	(19)%
Non-GAAP net earnings per share - diluted (1)	$0.78	$1.32	(41)%	$2.79	$3.42	(18)%
Shares used in computing GAAP and non-GAAP net earnings per diluted share	91.2	91.8		91.4	91.9

(1)	Non-GAAP net earnings and non-GAAP net earnings per diluted share are defined as GAAP net earnings and GAAP net earnings per diluted share adjusted to exclude the amortization of intangible assets and amortization of inventory step-up, acquisition and integration-related expenses or benefits, impairment charges, restructuring charges, significant litigation charges or benefits, legal costs, gains and losses on equity investments, and significant non-recurring tax expense or benefits. Reconciliation of GAAP and non-GAAP financial measures can be found at the end of the press release.

The company ended the quarter with $769 million in cash and cash equivalents and $580 million in debt.  Net cash provided by operating activities was $83 million.

Oncology Systems Segment
Oncology Systems revenues totaled $654 million, down 17%.  Gross orders were $665 million, down 14%.  Gross orders in the Americas were down 8%, including North America, which was down 6%.  In EMEA, gross orders fell 32%.  In Asia-Pacific, gross orders were up 4%.

Proton Solutions Segment
Proton Solutions revenues totaled $33 million, up 6%, primarily driven by continued growth in services revenues.

Other Segment
Revenues for the Other segment were $7 million.  The Other segment is comprised of the Interventional Solutions business, including cryoablation, embolic microspheres, and microwave ablation.  Additionally, it includes investments in cardiac radioablation.

Non-GAAP Adjustments
This quarter, our GAAP operating earnings and GAAP EPS included a $21 million gain on an equity investment that went public, a $14 million workforce restructuring charge and a $9 million impairment of our available-for-sale investments.  As a reminder, in the third quarter of fiscal year 2019, GAAP net earnings and GAAP EPS included a $51 million goodwill impairment charge related to our Proton Solutions business and a $21 million charge associated with the write-off of in-process research and development acquired in the CyberHeart acquisition.

Cancellation of Conference Call
In light of the announced transaction with Siemens Healthineers, Varian has cancelled its third quarter fiscal year 2020 earnings conference call previously scheduled for 4:30 PM ET on August 5, 2020.

About Varian
At Varian, we envision a world without fear of cancer. For more than 70 years, we have developed, built and delivered innovative cancer care technologies and solutions for our clinical partners around the globe to help them treat millions of patients each year. With an Intelligent Cancer Care approach, we are harnessing advanced technologies like artificial intelligence, machine learning and data analytics to enhance cancer treatment and expand access to care. Our 10,000 employees across 70 locations keep the patient and our clinical partners at the center of our thinking as we power new victories in cancer care. Because, for cancer patients everywhere, their fight is our fight. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning the company's future orders, ability to extend the Company's global leadership in oncology" and the anticipated impact of the COVID-19 pandemic on our business; and any statements using the terms "could," "believe," "expect," "promising," "outlook," "should," "position us well," "will" or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include the future impact of the COVID-19 pandemic on our business, including but not limited to, the impact on our workforce, operations, supply chain, demand for our products and services, and our financial results and condition; our ability to successfully manage the challenges associated with the COVID-19 pandemic; our ability to achieve expected synergies from acquisitions; risks associated with integrating recent acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of  the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; recent and potential future tariffs or a global trade war; demand for and delays in delivery of the company's products; the company's ability to develop, commercialize and deploy new products; the company's ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company's Proton Solutions business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company's reliance on sole or limited-source suppliers; the company's ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges related to entering into new business lines; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our Form 10-K for the year ended September 27, 2019 and subsequent Forms 8-K and 10-Q filed with the Securities and Exchange Commission. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varian has not filed its Form 10-Q for the period ended July 3, 2020. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments, completion of purchase accounting, or changes in accounting estimates, that are identified prior to the time the company files the Form 10-Q.

Varian Medical Systems, Inc. and Subsidiaries

Preliminary Condensed Consolidated Statements of Earnings

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q3 2020	Q3 2019	Q3 FY20 YTD	Q3 FY19 YTD
Gross orders	$682.2	$891.6	$2,346.7	$2,384.2
Oncology Systems	665.4	778.3	2,212.6	2,261.0
Proton Solutions	9.7	111.3	96.4	121.2
Other	7.1	2.0	37.7	2.0
Order backlog	3,213.6	3,118.4	3,213.6	3,118.4
Revenues	694.3	825.8	2,317.7	2,346.2
Oncology Systems	654.5	792.9	2,197.4	2,242.2
Proton Solutions	32.7	30.9	82.6	102.0
Other	7.1	2.0	37.7	2.0
Cost of revenues	395.8	474.4	1,315.2	1,360.5
Gross margin	298.5	351.4	1,002.5	985.7
As a percentage of revenues	43.0%	42.5%	43.3%	42.0%
Operating expenses
Research and development	65.3	62.1	203.4	182.4
Selling, general and administrative	145.0	153.6	497.3	441.5
Impairment and restructuring charges	23.1	50.6	63.6	50.6
Acquisition-related expenses	5.2	31.2	13.4	35.8
Operating earnings	59.9	53.9	224.8	275.4
As a percentage of revenues	8.6%	6.5%	9.7%	11.7%
Interest income (expense)	(0.2)	1.9	(3.1)	7.6
Other income, net	25.1	4.2	28.6	27.4
Earnings before taxes	84.8	60.0	250.3	310.4
Taxes on earnings	23.9	30.5	57.4	88.6
Net earnings	60.9	29.5	192.9	221.8
Less: Net earnings (loss) attributable to non-controlling interests	(0.3)	0.1	0.3	0.6
Net earnings attributable to Varian	$61.2	$29.4	$192.6	$221.2

Net earnings per share - basic	$0.67	$0.32	$2.12	$2.43
Net earnings per share - diluted	$0.67	$0.32	$2.11	$2.41

Shares used in the calculation of net earnings per share:
Weighted average shares outstanding - basic	90.8	91.0	90.8	91.0
Weighted average shares outstanding - diluted	91.2	91.8	91.4	91.9

Varian Medical Systems, Inc. and Subsidiaries

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

	July 3,	September 27,
(In millions)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$769.2	$531.4
Trade and unbilled receivables, net	987.4	1,106.3
Inventories	600.4	551.5
Prepaid expenses and other current assets	274.7	206.2
Total current assets	2,631.7	2,395.4

Property, plant and equipment, net	346.3	311.5
Operating lease right-of-use assets	123.6	—
Goodwill	607.4	612.2
Intangible assets	265.7	300.7
Deferred tax assets	92.3	84.7
Other assets	387.4	397.2
Total assets	$4,454.4	$4,101.7

Liabilities and Equity
Current liabilities:
Accounts payable	$164.5	$248.5
Accrued liabilities	468.5	459.5
Deferred revenues	778.4	766.0
Short-term borrowings	580.0	410.0
Total current liabilities	1,991.4	1,884.0
Long-term lease liabilities	102.6	—
Other long-term liabilities	417.3	440.1
Total liabilities	2,511.3	2,324.1

Equity:
Varian stockholders' equity:
Common stock	90.9	90.8
Capital in excess of par value	901.2	845.6
Retained earnings	1,054.9	934.0
Accumulated other comprehensive loss	(113.5)	(102.1)
Total Varian stockholders' equity	1,933.5	1,768.3
Non-controlling interests	9.6	9.3
Total equity	1,943.1	1,777.6
Total liabilities and equity	$4,454.4	$4,101.7

Discussion of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: organic revenue growth, non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define organic revenue growth as revenue growth less the impact of revenue growth from our CTSI and Interventional Solutions businesses and adjusted for the impact of foreign exchange. We define non-GAAP operating earnings as operating earnings excluding amortization of intangible assets and amortization of inventory step-up, acquisition and integration-related expenses or benefits, restructuring charges, impairment charges, significant litigation charges or benefits and legal costs. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operations of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items, except for gain and losses on equity investments, and significant non-recurring tax expense or benefit, which are only excluded from non-GAAP net earnings:

Amortization of intangible assets and amortization of inventory step-up: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets, the step-up of inventory values, and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets and amortization of inventory step-up allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Acquisition and integration-related expenses or benefits: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, hedging gains and losses, changes in the fair value of contingent consideration liabilities, gains or expenses on settlement of pre-existing relationships, integration costs, and breakup fees. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operations of our on-going business.

Impairment and restructuring charges: We incur impairment and restructuring charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Gains and losses on equity investments: We may incur gains and losses from our equity investments in public and privately-held companies. We do not trade equity investments, and we do not plan on these investments for the funding of ongoing operations. We exclude such gains and losses because we do not believe they are reflective of our core business.

Significant non-recurring tax expense or benefit: We may incur a significant tax expense or benefit as a result of tax legislation and/or a change in judgment about the need for a valuation allowance that are generally unrelated to the level of business activity in the period in which these tax effects are reported. We exclude such expenses or benefits from our non-GAAP net earnings because we believe they do not accurately reflect the underlying performance of our continuing business operations.

We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

Varian Medical Systems, Inc. and Subsidiaries

Reconciliation of Preliminary Revenue Growth and Organic Revenue Growth Financial Measures

(Unaudited)

The following tables reconcile GAAP and non-GAAP financial measures:

(Dollars in millions)	Q3 2020	Q3 2019	Percent Change	Impact from Acquisitions	Impact from Foreign Exchange	Organic Growth
Total revenues	$694.3	$825.8	(16)%	2%	1%	(19)%

Varian Medical Systems, Inc. and Subsidiaries

Reconciliation of Preliminary GAAP and Non-GAAP Financial Measures

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q3 2020	Q3 2019	Q3 FY20 YTD	Q3 FY19 YTD
Non-GAAP adjustments
Amortization of intangible assets and inventory step-up (1)	$8.6	$6.8	$27.5	$17.1
Acquisition-related expenses and in-process R&D (2)	5.3	31.2	13.5	35.8
Impairment charges (3)	9.2	50.6	49.7	50.6
Restructuring charges	13.9	—	13.9	—
Litigation charge and legal costs	0.9	1.0	5.7	2.7
Other	—	0.8	—	0.8
Total non-GAAP adjustments to operating earnings	37.9	90.4	110.3	107.0
Gain on equity investments (4)	(25.7)	(2.0)	(27.1)	(23.8)
Tax effects of non-GAAP adjustments	(2.6)	(2.5)	(19.2)	(0.4)
Significant effects of tax legislation (5)	—	5.5	(1.6)	7.8
Changes in deferred tax related to an acquisition (6)	—	—	—	2.5
Total net earnings impact from non-GAAP adjustments	$9.6	$91.4	$62.4	$93.1
Operating earnings reconciliation
GAAP operating earnings	$59.9	$53.9	$224.8	$275.4
Total operating earnings impact from non-GAAP adjustments	37.9	90.4	110.3	107.0
Non-GAAP operating earnings	$97.8	$144.3	$335.1	$382.4
Net earnings and net earnings per diluted share reconciliation
GAAP net earnings attributable to Varian	$61.2	$29.4	$192.6	$221.2
Total net earnings impact from non-GAAP adjustments	9.6	91.4	62.4	93.1
Non-GAAP net earnings attributable to Varian	$70.8	$120.8	$255.0	$314.3
GAAP net earnings per share - diluted	$0.67	$0.32	$2.11	$2.41
Non-GAAP net earnings per share - diluted	$0.78	$1.32	$2.79	$3.42
Shares used in computing GAAP and non-GAAP net earnings per diluted share	91.2	91.8	91.4	91.9

(1)	Includes $1.5 million, $3.2 million, $5.7 million, and $8.0 million respectively, in cost of revenues for the periods presented.
(2)	Includes a $20.8 million charge associated with the write-off of in-process research and development acquired in the CyberHeart acquisition in the third quarter of fiscal year 2019.
(3)	Includes $9.2 million impairment to our available-for-sale securities in the third quarter of fiscal year 2020, and a $40.5 million impairment of loans receivable from CPTC in the year-to-date period 2020.
(4)	Includes a $20.9 million gain on an equity investment that went public in the third quarter of fiscal year 2020. Includes the $22.0 million gain on sale of our equity investment in Augmenix in the year-to-date period 2019.
(5)	Represents a one time tax effect of a change in law related to the U.S. Tax Cuts and Jobs Act.
(6)	Represents a charge to income tax expense due to the increase of a valuation allowance as a result of an acquisition.

Investor Relations Contact

Anshul Maheshwari
Vice President, Treasury and Investor Relations
+1 (650) 424-5163
investors@varian.com

Press Contact

Eric Brielmann / Kaitlin Kikalo / Sophie Throsby
Joele Frank, Wilkinson Brimmer Katcher
+ 1 (415) 869-3950 / +1 (212) 355-4449